August 17, 2005

VIA EMAIL to rosetto@blankrom.com

AGU Entertainment Corp.
The Tube Music Network, Inc.
AGU Music, Inc. f/k/a Pyramid Records International, Inc.
c/o Bruce C. Rosetto, Esq.
Blank Rome LLP1200 N. Federal Highway, Suite 417
Boca Raton, FL 33432

Re: Second Mortgage and related loan documents ("Mitchell Loan") by Mitchell Entertainment Company ("Lender") to AGU Entertainment Corp. ("AGU"), The Tube Music Network, Inc., and AGU Music, Inc. f/k/a Pyramid Records International, Inc. (collectively, the "Borrower"), as partially guaranteed by David Levy and Donna Levy, his wife (collectively, the "Guarantors")

      Our File No. 13075006

Dear Bruce:

This letter, when fully signed and delivered, will (a) confirm the understandings between Lender and Borrower relating to the Mitchell Loan, and
(b) serve to modify the "Loan Documents" as referenced in your firm's opinion letter dated December 20, 2004 and the "Purchase Documents" as referenced in your firm's opinion letter dated January 25, 2005, all as previously modified.

For and in consideration of the sum of TEN ($10.00) DOLLARS, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

      1. Lender hereby agrees that the payments otherwise due under the Mitchell Loan on August 1, 2005, to-wit, the sum of $512,843.73, are hereby deferred, and shall not become due until September 1, 2005. Until payment of all such monies, the Mitchell Loan shall bear interest at the default rate specified in the Loan Documents.

      2. Until maturity, all monies due under the Loan OTHER than those monies which accrue interest at the default rate specified in the Loan Documents, shall bear interest at the lower of (a) eighteen (18%) percent per annum, or (b) the highest rate permitted by law.

      3. Immediately upon the first monies received by any party comprising Borrower (and in no event later than the maturity of the Mitchell Loan), Lender shall be entitled, in addition to all sums otherwise due under the Mitchell Loan, to payment from Borrower in the amount of $512,843.73, plus interest accrued and accruing after August 1, 2005, plus additional attorneys' fees in the amount of $1,000, plus any and all further costs of collection, attorneys' fees and other sums due or which may become due under the Mitchell Loan (collectively, the "September Payment"). Guarantors and Borrowers represent that AGU has entered into a Letter of Intent for the sale of the property encumbered by the Mitchell Loan for a price in excess of $12,000,000 ("Tarragon LOI"), a true, correct and complete copy of which is attached herewith. Without limiting the generality of the foregoing, any loan monies or other proceeds received by AGU from Tarragon shall immediately be made payable to Lender, up to the September Payment.

      4. By signing below, Guarantors hereby ratify and re-affirm all prior guaranties of the Mitchell Loan, and further, hereby, jointly and severally, personally and unconditionally guarantee the prompt and full payment to Lender (i.e., not merely collection) of the September Payment.

      5. The Purchase Documents are hereby amended to provide Lender with additional warrants, on the same terms as the existing warrants, to purchase 150,000 ADDITIONAL shares of Common Stock of AGU at an initial exercise purchase price equal to $1.50 per share. Borrowers and Guarantors shall cause AGU to provide Lender with such warrant. This warrant, together with any prior warrants not yet issued under the Mitchell Loan will be evidenced by a new common stock purchase warrant in the same form as the initial warrant. All shares subject to the new warrant shall be entitled to the registration, anti-dilution and other benefits provided to as previous warrant shares.

      6. Except as herein provided, all provisions of the Loan Documents and Purchase Documents, as heretofore amended in writing signed by Lender, are hereby ratified and re-affirmed, and shall be and remain fully enforceable in accordance with their terms.

      7. Borrowers and Guarantors do not have and at no prior time had, and/or hereby waive any defenses (including, without limitation, the defense of usury), claims, counterclaims, cross-actions or equities, or rights of rescission, set-off, abatement or diminution, with respect to the Mitchell Loan, as modified herein. The Property is and shall remain subject and encumbered by the Mitchell Loan and nothing herein contained shall affect or be construed to affect the lien or encumbrance of the Mitchell Loan or the priority thereof.

      8. No other documentation shall be necessary to effectuate this Modification. However, Borrower, upon request of Lender, shall execute and deliver all such documents, and taken all such action, as may be reasonably requested by Lender to better effectuate the provisions of this Modification.

      9. Except if and as otherwise required by law, Borrowers and Guarantors hereby waive any notices of default, notices of non-payment, presentment or demand relating to the Mitchell Loan. This applies to all future occurrences. The parties understand that, except as required by law, there will be no further "grace periods" allowed in the Mitchell Loan, notwithstanding anything in the Loan Documents or Purchase Documents to the contrary.

      Please have the Guarantors and a duly authorized officer of the Borrowers countersign and return this letter by telecopy today or tomorrow.

      Please call me immediately should you have any questions or comments. Thank you.

Very truly yours,

KATZ, BARRON, SQUITERO, FAUST,
BRECKER, TERZO, FRIEDBERG & GRADY, P.A.

HOWARD L. FRIEDBERG

cc:   Jonathan E. Mitchell (Via Email)
      Victor Barone (Via email)
      Robert Barry, Esq. (Via Email)

ACKNOWLEDGED AND AGREED this ___ day of August, 2005, by:

BORROWERS:

AGU Entertainment Corp.
The Tube Music Network, Inc.
AGU Music, Inc. f/k/a Pyramid Records International, Inc.


By: /s/ John W. Poling
    -------------------

  GUARANTORS:


By: /s/ David Levy
    ------------------

By: /s/ Donna Levy
    ------------------

LENDER:

Mitchell Entertainment Company


By: /s/ Howard L. Friedberg for
    -------------------------------
        Jonathan E. Mitchell